Exhibit 99.1

> News Release

Newell Rubbermaid Reports Fourth Quarter 2008 Results

Cash Flow Ahead of Guidance, Normalized EPS Ahead of December Update

Board of Directors Approves 50 Percent Dividend Reduction

ATLANTA, January 29, 2009 – Newell Rubbermaid (NYSE: NWL) today announced its fourth quarter 2008 financial results.

Net sales declined 11.6 percent to $1.45 billion in the fourth quarter, compared to $1.64 billion in the prior year. The reported sales decline was consistent with the updated guidance provided by the company on December 17, 2008. The acquisitions of Technical Concepts and Aprica together contributed 3.8 percent of sales growth. The impact from previously announced product line exits accounted for approximately 3 percent of the sales decline, while foreign currency translation reduced sales by approximately 4 percent.

“Our results reflect the dramatic downturn in the global economy during the last two months of 2008,” said Mark Ketchum, president and chief executive officer of Newell Rubbermaid. “Weakness in consumer spending, compounded by inventory reductions at retail, negatively impacted both sales and productivity. As previously announced, we are acting quickly and decisively to significantly reduce our cost structure and drive operational initiatives to protect earnings and maximize cash flow in 2009.”

Newell Rubbermaid also announced a 50 percent reduction in its quarterly dividend to $0.105 per share. The Board of Directors currently anticipates maintaining this dividend rate throughout 2009, for an annualized dividend level of $0.42 per share. The resulting dividend yield and payout ratio is more closely aligned with the company’s industry peers and the S&P 500.

“The Board’s decision to reduce the dividend is prudent in order to better position our company to protect its investment grade credit rating and maintain continuing access to credit markets,” stated William Marohn, Chairman of Newell Rubbermaid. “We fully recognize that the dividend is an important element of return for shareholders, and we did not take the decision to reduce it lightly. However, we strongly believe this decision is in the long-term best interest of the shareholders and the company.”

Gross margin for the fourth quarter was 30.0 percent, down 510 basis points from last year, as positive pricing was more than offset by weaker sales, lower manufacturing volumes, unfavorable mix and cost inflation.

Excluding Project Acceleration restructuring costs of $19.0 million in 2008 and $32.3 million in 2007, and one-time items, operating income was $80.3 million in the fourth quarter 2008, compared to $205.2 million in the prior year. This decline reflects the gross margin decline partially offset by operating expense reductions.

“One-time items” in the fourth quarter 2008 include non-cash impairment charges of $299.4 million, or $1.07 per diluted share, and tax benefits of $26.4 million, or $0.09 per diluted share. The non-cash impairment charges were required to write down to fair value goodwill related to

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certain business units included in the company’s Tools & Hardware and Office Products segments. (A reconciliation of the results “as reported” to results “normalized” is included below.)

Normalized earnings, which exclude Project Acceleration restructuring costs and one-time items, were $0.11 per diluted share, slightly above the high end of the company’s revised guidance and compared to $0.47 per diluted share in the fourth quarter 2007.

Income from continuing operations, as reported on a GAAP basis, was $(256.7) million, or $(0.93) per diluted share, which includes the non-cash impairment charges of $299.4 million. This compares to $101.0 million, or $0.36 per diluted share, in the fourth quarter 2007.

Operating cash flow was $211.9 million, compared to $199.1 million in the prior year. Capital expenditures were $35.7 million in the fourth quarter, compared to $47.3 million in the prior year.

A reconciliation of the fourth quarter 2008 and last year’s results is as follows:

	Q4 2008	Q4 2007
Diluted earnings per share from continuing operations (as reported):	$(0.93)	$0.36

Project Acceleration restructuring costs	$0.06	$0.11

Diluted earnings per share from continuing operations (excluding charges):	$(0.87)	$0.47

One-time items	$0.98	$0.00

“Normalized” EPS:	$0.11	$0.47

Twelve Months Results

Net sales for the twelve months ended December 31, 2008 increased 1.0 percent to $6.47 billion, compared to $6.41 billion in the prior year. The acquisitions of Technical Concepts and Aprica together contributed 3.2 percent of sales growth. Mid single-digit internal sales growth in the Home & Family segment was more than offset by a high single-digit decline in the Tools & Hardware segment and low single-digit declines in the Cleaning, Organization & Décor and Office Products segments. Foreign currency contributed 0.8 percent of sales growth.

Gross margin was 32.8 percent, or 240 basis points lower than the prior year, as positive pricing and savings from Project Acceleration were more than offset by significantly higher cost inflation and the fourth quarter impact of weaker sales, lower manufacturing volumes and unfavorable mix.

Normalized earnings, which exclude Project Acceleration restructuring costs and one-time items, were $1.22 per diluted share, compared to $1.82 per diluted share in the prior year. “One-time items” for the twelve months 2008 include those described above for the fourth quarter 2008, as

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well as the net of tax impact of the company’s purchase of a call option with respect to its $250 million of 6.35% Reset notes due 2028 for approximately $52 million in the third quarter 2008, or approximately $0.13 per diluted share, and a tax benefit of $3.5 million in the third quarter 2008, or $0.01 per diluted share. “One-time items” in 2007 consisted of tax benefits of $41.3 million, or $0.15 per diluted share. (A reconciliation of the results “as reported” to results “normalized” is included below.)

Income from continuing operations, as reported on a GAAP basis, was $(51.8) million, or $(0.19) per diluted share, which includes the non-cash impairment charges of $299.4 million, compared to $479.2 million, or $1.72 per diluted share, in the prior year.

Operating cash flow was $454.9 million, compared to $655.3 million in the prior year. Capital expenditures were $157.8 million, compared to $157.3 million in the prior year.

A reconciliation of the full year 2008 and last year’s results is as follows:

	FY 2008	FY 2007

Diluted earnings per share from continuing operations (as reported):	$(0.19)	$1.72

Project Acceleration restructuring costs	$0.31	$0.25

Diluted earnings per share from continuing operations (excluding charges):	$0.12	$1.97

One-time items	$1.10	$(0.15)

“Normalized” EPS:	$1.22	$1.82

2009 Full Year Guidance

The company expects reported net sales to decline 10 to 15 percent in 2009. Acquisitions are expected to contribute approximately 1 percent of sales growth, while product line exits are expected to reduce sales by 4 to 6 percent. Foreign currency translation is expected to reduce sales by 2 to 4 percent. Net sales in the Home & Family segment are anticipated to be better than total company guidance above, while Cleaning, Organization & Décor, Office Products and Tools & Hardware segment sales are anticipated to be in line with company guidance.

The company expects normalized earnings of $1.00 to $1.25 per diluted share.

Operating cash flow is projected to be in excess of $400 million for the full year, including approximately $100 million in restructuring cash payments. The company expects capital expenditures of approximately $150 million.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

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2009 First Quarter Guidance

The company expects net sales to decline in the low to mid teens percentage range for the first quarter 2009. Acquisitions are expected to contribute approximately 4 percent of sales growth, while product line exits are expected to reduce sales by 4 to 6 percent. Foreign currency translation will have a negative impact on sales of 3 to 5 percent.

The company expects normalized earnings of $0.07 to $0.12 per diluted share.

A reconciliation of the first quarter and full year 2009 earnings outlook is as follows:

	Q1 2009	FY 2009

Diluted earnings per share from continuing operations:	$(0.05) to $0.00	$0.64 to $0.89

Project Acceleration restructuring costs	$0.10 to $0.14	$0.28 to $0.43

Diluted earnings per share from continuing operations (excluding charges):	$0.07 to $0.12	$1.00 to $1.25

One-time items	$0.00	$0.00

“Normalized” EPS:	$0.07 to $0.12	$1.00 to $1.25

Conference Call

The company’s fourth quarter 2008 earnings conference call is scheduled for today, January 29, 2009, at 9:00 am ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

About Newell Rubbermaid

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with sales of over $6 billion and a strong portfolio of brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, Technical Concepts® and Aprica®.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:
Nancy O’Donnell	David Doolittle
Vice President, Investor Relations	Vice President, Corporate Communications
+1 (770) 418-7723	+1 (770) 418-7519

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Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation, particularly with respect to commodities such as oil and resin, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short term debt on terms acceptable to us, particularly given the recent turmoil and uncertainty in the global credit markets; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, and Exhibit 99.1, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

NWL-EA

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Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

Reconciliation of “As Reported” Results to “Normalized” Results

	Three Months Ended December 31,
	2008			2007			YOY % Change
	As Reported	Excluded Items (1)	Normalized	As Reported	Excluded Items (2)	Normalized
Net sales	$1,451.5	$—	$1,451.5	$1,642.5	$—	$1,642.5	(11.6)%
Cost of products sold	1,016.7	—	1,016.7	1,066.6	—	1,066.6

GROSS MARGIN	434.8	—	434.8	575.9	—	575.9	(24.5)%
% of sales	30.0%		30.0%	35.1%		35.1%

Selling, general & administrative expenses	354.5	—	354.5	370.7	—	370.7	(4.4)%
% of sales	24.4%		24.4%	22.6%		22.6%

Impairment charges	299.4	(299.4)	—	—	—	—
Restructuring costs	19.0	(19.0)	—	32.3	(32.3)	—

OPERATING (LOSS) INCOME	(238.1)	318.4	80.3	172.9	32.3	205.2	(60.9)%
% of sales	(16.4)%		5.5%	10.5%		12.5%

Nonoperating expenses:
Interest expense, net	34.6	—	34.6	21.2	—	21.2
Other expense, net	4.7	—	4.7	2.9	—	2.9

	39.3	—	39.3	24.1	—	24.1	63.1%

(LOSS) INCOME BEFORE INCOME TAXES	(277.4)	318.4	41.0	148.8	32.3	181.1	(77.4)%
% of sales	(19.1)%		2.8%	9.1%		11.0%

Income taxes	(20.7)	32.3	11.6	47.8	2.1	49.9	(76.8)%
Effective rate	7.5%		28.5%	32.1%		27.5%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(256.7)	286.1	29.4	101.0	30.2	131.2	(77.6)%
% of sales	(17.7)%		2.0%	6.1%		8.0%

Discontinued operations, net of tax:
Net gain	—	—	—	4.4	(4.4)	—

NET (LOSS) INCOME	$(256.7)	$286.1	$29.4	$105.4	$25.8	$131.2	(77.6)%

% of sales	(17.7)%		2.0%	6.4%		8.0%

(LOSS) EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.93)	$1.04	$0.11	$0.37	$0.11	$0.48
Diluted	$(0.93)	$1.04	$0.11	$0.36	$0.11	$0.47

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$—	$—	$0.02	$(0.02)	$—
Diluted	$—	$—	$—	$0.02	$(0.02)	$—

(LOSS) EARNINGS PER SHARE:
Basic	$(0.93)	$1.04	$0.11	$0.38	$0.10	$0.48
Diluted	$(0.93)	$1.04	$0.11	$0.38	$0.09	$0.47

AVERAGE SHARES OUTSTANDING:
Basic	277.1		277.1	276.1		276.1
Diluted	277.1		278.5	277.8		286.1

(1)	Items excluded from “normalized” results for 2008 consist of $299.4 million of asset impairment charges, $19.0 million of restructuring costs, including asset impairment charges, the associated tax effects of the impairment and restructuring charges, and one-time tax benefits of $26.4 million.

(2)	Items excluded from “normalized” results for 2007 consist of $32.3 million of restructuring costs, including asset impairment charges, and the associated tax effects, and a $4.4 million net gain related to discontinued operations.

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

Reconciliation of “As Reported” Results to “Normalized” Results

	Twelve Months Ended December 31,
	2008			2007			YOY % Change
	As Reported	Excluded Items (1)	Normalized	As Reported	Excluded Items (2)	Normalized
Net sales	$6,470.6	$—	$6,470.6	$6,407.3	$—	$6,407.3	1.0%
Cost of products sold	4,347.4	—	4,347.4	4,150.1	—	4,150.1

GROSS MARGIN	2,123.2	—	2,123.2	2,257.2	—	2,257.2	(5.9)%
% of sales	32.8%		32.8%	35.2%		35.2%

Selling, general & administrative expenses	1,502.7	—	1,502.7	1,430.9	—	1,430.9	5.0%
% of sales	23.2%		23.2%	22.3%		22.3%

Impairment charges	299.4	(299.4)	—	—	—	—
Restructuring costs	120.3	(120.3)	—	86.0	(86.0)	—

OPERATING INCOME	200.8	419.7	620.5	740.3	86.0	826.3	(24.9)%
% of sales	3.1%		9.6%	11.6%		12.9%

Nonoperating expenses:
Interest expense, net	137.9	—	137.9	104.1	—	104.1
Other expense, net	61.1	(52.2)	8.9	7.3	—	7.3

	199.0	(52.2)	146.8	111.4	—	111.4	31.8%

INCOME BEFORE INCOME TAXES	1.8	471.9	473.7	628.9	86.0	714.9	(33.7)%
% of sales	0.0%		7.3%	9.8%		11.2%

Income taxes	53.6	81.4	135.0	149.7	57.7	207.4	(34.9)%
Effective rate	NM		28.5%	23.8%		29.0%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(51.8)	390.5	338.7	479.2	28.3	507.5	(33.3)%
% of sales	(0.8)%		5.2%	7.5%		7.9%

Discontinued operations, net of tax:
Net loss	(0.5)	0.5	—	(12.1)	12.1	—

NET (LOSS) INCOME	$(52.3)	$391.0	$338.7	$467.1	$40.4	$507.5	(33.3)%

% of sales	(0.8)%		5.2%	7.3%		7.9%

(LOSS) EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.19)	$1.41	$1.22	$1.74	$0.10	$1.84
Diluted	$(0.19)	$1.41	$1.22	$1.72	$0.10	$1.82

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.00)	$0.00	$—	$(0.04)	$0.04	$—
Diluted	$(0.00)	$0.00	$—	$(0.04)	$0.04	$—

(LOSS) EARNINGS PER SHARE:
Basic	$(0.19)	$1.41	$1.22	$1.69	$0.15	$1.84
Diluted	$(0.19)	$1.41	$1.22	$1.68	$0.14	$1.82

AVERAGE SHARES OUTSTANDING:
Basic	277.0		277.0	276.0		276.0
Diluted	277.0		278.3	286.1		286.1

NM	Not meaningful

(1)	Items excluded from “normalized” results for 2008 consist of $299.4 million of asset impairment charges, $120.3 million of restructuring costs, including asset impairment charges, $52.2 million of debt extinguishment charges, the associated tax effects of the impairment, restructuring and debt extinguishment charges, one-time tax benefits of $29.9 million, and a $0.5 million net loss related to discontinued operations.

(2)	Items excluded from “normalized” results for 2007 consist of $86.0 million of restructuring costs, including asset impairment charges, and the associated tax effects, one-time tax benefits of $41.3 million, and a $12.1 million net loss related to discontinued operations.

Newell Rubbermaid Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)

	December 31, 2008	December 31, 2007
Assets:

Cash and cash equivalents	$275.4	$329.2
Accounts receivable, net	969.3	1,166.4
Inventories, net	912.1	940.4
Deferred income taxes	100.4	102.0
Prepaid expenses and other	136.6	113.7

Total Current Assets	2,393.8	2,651.7

Property, plant and equipment, net	630.7	688.6
Deferred income taxes	107.8	29.4
Goodwill	2,698.9	2,608.7
Other intangible assets, net	640.5	501.8
Other assets	320.8	202.7

Total Assets	$6,792.5	$6,682.9

Liabilities and Stockholders’ Equity:

Accounts payable	$535.5	$616.9
Accrued compensation	79.5	170.7
Other accrued liabilities	829.9	744.7
Income taxes payable	—	44.0
Notes payable	8.3	15.3
Current portion of long-term debt	752.7	972.2

Total Current Liabilities	2,205.9	2,563.8

Long-term debt	2,118.3	1,197.4
Other non-current liabilities	854.1	674.4

Stockholders’ Equity	1,614.2	2,247.3

Total Liabilities and Stockholders’ Equity	$6,792.5	$6,682.9

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

(in millions)

	Twelve Months Ended December 31,
	2008	2007
Operating Activities:
Net (loss) income	$(52.3)	$467.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	183.3	177.0
Deferred income taxes	8.7	(0.9)
Non-cash restructuring costs	46.2	27.7
Loss on sale of assets	0.5	—
Impairment charges - continuing operations	299.4	—
Stock-based compensation expense	35.6	36.4
Loss on disposal of discontinued operations	0.5	11.9
Income tax benefits	(29.9)	(41.3)
Other	54.6	(3.4)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	168.3	(7.9)
Inventories	30.9	(53.6)
Accounts payable	(105.5)	54.0
Accrued liabilities and other	(183.2)	(11.7)
Discontinued operations	(2.2)	—

Net cash provided by operating activities	$454.9	$655.3

Investing Activities:
Acquisitions, net of cash acquired	$(655.7)	$(106.0)
Capital expenditures	(157.8)	(157.3)
Disposals of non-current assets and sales of businesses	9.4	(2.3)

Net cash used in investing activities	$(804.1)	$(265.6)

Financing Activities:
Proceeds from issuance of debt, net of debt issuance costs	$1,318.0	$420.8
Payments on notes payable and debt	(772.5)	(478.3)
Cash dividends	(234.5)	(234.7)
Other, net	(5.0)	25.4

Net cash provided by (used in) financing activities	$306.0	$(266.8)

Currency rate effect on cash and cash equivalents	$(10.6)	$5.3

(Decrease) increase in cash and cash equivalents	$(53.8)	$128.2
Cash and cash equivalents at beginning of year	329.2	201.0

Cash and cash equivalents at end of year	$275.4	$329.2

Newell Rubbermaid Inc.

Calculation of Free Cash Flow (1)

	Three Months Ended December 31,
	2008	2007
Free Cash Flow (in millions):

Net cash provided by operating activities	$211.9	$199.1
Capital expenditures	(35.7)	(47.3)

Free Cash Flow	$176.2	$151.8

	Twelve Months Ended December 31,
	2008	2007
Free Cash Flow (in millions):

Net cash provided by operating activities	$454.9	$655.3
Capital expenditures	(157.8)	(157.3)

Free Cash Flow	$297.1	$498.0

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.

Financial Worksheet

(In Millions)

	2008					2007
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q1:
Cleaning, Organization & Décor	$464.7	$48.1	$—	$48.1	10.4%	$457.4	$57.2	$—	$57.2	12.5%	$7.3	1.6%	$(9.1)	(15.9)%
Office Products	421.7	34.5	—	34.5	8.2%	406.3	35.2	—	35.2	8.7%	15.4	3.8%	(0.7)	(2.0)%
Tools & Hardware	290.3	35.1	—	35.1	12.1%	293.9	34.2	—	34.2	11.6%	(3.6)	(1.2)%	0.9	2.6%
Home & Family	257.0	30.6	—	30.6	11.9%	226.8	30.4	—	30.4	13.4%	30.2	13.3%	0.2	0.7%

Restructuring Costs		(18.4)	18.4	—			(15.5)	15.5	—				—	0.0%
Corporate		(18.8)	—	(18.8)			(20.7)	—	(20.7)				1.9	9.2%

Total	$1,433.7	$111.1	$18.4	$129.5	9.0%	$1,384.4	$120.8	$15.5	$136.3	9.8%	$49.3	3.6%	$(6.8)	(5.0)%

	2008					2007
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q2:
Cleaning, Organization & Décor	$609.9	$74.5	$—	$74.5	12.2%	$544.4	$81.2	$—	$81.2	14.9%	$65.5	12.0%	$(6.7)	(8.3)%
Office Products	612.9	102.6	—	102.6	16.7%	587.5	109.0	—	109.0	18.6%	25.4	4.3%	(6.4)	(5.9)%
Tools & Hardware	322.3	46.7	—	46.7	14.5%	324.6	47.7	—	47.7	14.7%	(2.3)	(0.7)%	(1.0)	(2.1)%
Home & Family	280.0	27.7	—	27.7	9.9%	236.6	31.3	—	31.3	13.2%	43.4	18.3%	(3.6)	(11.5)%

Restructuring Costs		(69.4)	69.4	—			(15.5)	15.5	—				—	0.0%
Corporate		(21.2)	—	(21.2)			(20.9)	—	(20.9)				(0.3)	(1.4)%

Total	$1,825.1	$160.9	$69.4	$230.3	12.6%	$1,693.1	$232.8	$15.5	$248.3	14.7%	$132.0	7.8%	$(18.0)	(7.2)%

	2008					2007
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q3:
Cleaning, Organization & Décor	$570.0	$56.5	$—	$56.5	9.9%	$547.2	$83.7	$—	$83.7	15.3%	$22.8	4.2%	$(27.2)	(32.5)%
Office Products	540.2	61.3	—	61.3	11.3%	544.9	84.2	—	84.2	15.5%	(4.7)	(0.9)%	(22.9)	(27.2)%
Tools & Hardware	331.0	47.0	—	47.0	14.2%	335.9	51.3	—	51.3	15.3%	(4.9)	(1.5)%	(4.3)	(8.4)%
Home & Family	319.1	37.2	—	37.2	11.7%	259.3	37.2	—	37.2	14.3%	59.8	23.1%	—	0.0%

Restructuring Costs		(13.5)	13.5	—			(22.7)	22.7	—				—	0.0%
Corporate		(21.6)		(21.6)			(19.9)	—	(19.9)				(1.7)	(8.5)%

Total	$1,760.3	$166.9	$13.5	$180.4	10.2%	$1,687.3	$213.8	$22.7	$236.5	14.0%	$73.0	4.3%	$(56.1)	(23.7)%

	2008					2007
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
Q4:
Cleaning, Organization & Décor	$502.7	$59.5		$59.5	11.8%	$547.4	$51.2		$51.2	9.4%	$(44.7)	(8.2)%	$8.3	16.2%
Office Products	431.0	17.4		17.4	4.0%	503.6	89.5		89.5	17.8%	(72.6)	(14.4)%	(72.1)	(80.6)%
Tools & Hardware	256.7	16.5		16.5	6.4%	334.3	48.3		48.3	14.4%	(77.6)	(23.2)%	(31.8)	(65.8)%
Home & Family	261.1	7.2		7.2	2.8%	257.2	36.7		36.7	14.3%	3.9	1.5%	(29.5)	(80.4)%
Impairment Charges		(299.4)	299.4	—			—	—	—				—	0.0%

Restructuring Costs		(19.0)	19.0	—			(32.3)	32.3	—				—	0.0%
Corporate		(20.3)		(20.3)			(20.5)		(20.5)				0.2	1.0%

Total	$1,451.5	$(238.1)	$318.4	$80.3	5.5%	$1,642.5	$172.9	$32.3	$205.2	12.5%	$(191.0)	(11.6)%	$(124.9)	(60.9)%

	2008					2007
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Normalized	Operating		Reported	Excluded	Normalized	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Items	OI	Margin	Net Sales	OI	Items	OI	Margin	$	%	$	%
YTD:
Cleaning, Organization & Décor	$2,147.3	$238.6	$—	$238.6	11.1%	$2,096.4	$273.3	$—	$273.3	13.0%	$50.9	2.4%	$(34.7)	(12.7)%
Office Products	2,005.8	215.8	—	215.8	10.8%	2,042.3	317.9	—	317.9	15.6%	(36.5)	(1.8)%	(102.1)	(32.1)%
Tools & Hardware	1,200.3	145.3	—	145.3	12.1%	1,288.7	181.5	—	181.5	14.1%	(88.4)	(6.9)%	(36.2)	(19.9)%
Home & Family	1,117.2	102.7	—	102.7	9.2%	979.9	135.6	—	135.6	13.8%	137.3	14.0%	(32.9)	(24.3)%
Impairment Charges		(299.4)	299.4	—			—	—	—				—	0.0%

Restructuring Costs		(120.3)	120.3	—			(86.0)	86.0	—				—	0.0%
Corporate		(81.9)	—	(81.9)			(82.0)	—	(82.0)				0.1	0.1%

Total	$6,470.6	$200.8	$419.7	$620.5	9.6%	$6,407.3	$740.3	$86.0	$826.3	12.9%	$63.3	1.0%	$(205.8)	(24.9)%

(1)	Excluded items are primarily related to restructuring and impairment charges.

(2)	Excluding restructuring and impairment charges.

Newell Rubbermaid Inc.

Three Months Ended December 31, 2008

In Millions

Currency Analysis

	2008			2007	Year-over-year Increase (Decrease)
	Sales as Reported	Currency Impact	Adjusted Sales	Sales as Reported	Excluding Currency	Including Currency	Currency Impact
By Segment

Cleaning, Organization & Décor	$502.7	$13.7	$516.4	$547.4	(5.7)%	(8.2)%	(2.5)%
Office Products	431.0	27.4	458.4	503.6	(9.0)%	(14.4)%	(5.4)%
Tools & Hardware	256.7	15.7	272.4	334.3	(18.5)%	(23.2)%	(4.7)%
Home & Family	261.1	8.4	269.5	257.2	4.8%	1.5%	(3.3)%

Total Company	$1,451.5	$65.2	$1,516.7	$1,642.5	(7.7)%	(11.6)%	(4.0)%

By Geography

United States	$976.9	$—	$976.9	$1,143.8	(14.6)%	(14.6)%	0.0%
Canada	94.2	18.4	112.6	117.5	(4.2)%	(19.8)%	(15.7)%

North America	1,071.1	18.4	1,089.5	1,261.3	(13.6)%	(15.1)%	(1.5)%

Europe	225.5	28.7	254.2	244.4	4.0%	(7.7)%	(11.7)%
Central & South America	65.1	9.8	74.9	66.8	12.1%	(2.5)%	(14.7)%
All Other	89.8	8.3	98.1	70.0	40.1%	28.3%	(11.9)%

Total Company	$1,451.5	$65.2	$1,516.7	$1,642.5	(7.7)%	(11.6)%	(4.0)%

Newell Rubbermaid Inc.

Twelve Months Ended December 31, 2008

In Millions

Currency Analysis

	2008			2007	Year-over-year Increase (Decrease)
	Sales as Reported	Currency Impact	Adjusted Sales	Sales as Reported	Excluding Currency	Including Currency	Currency Impact
By Segment

Cleaning, Organization & Décor	$2,147.3	$(4.8)	$2,142.5	$2,096.4	2.2%	2.4%	0.2%
Office Products	2,005.8	(30.1)	1,975.7	2,042.3	(3.3)%	(1.8)%	1.5%
Tools & Hardware	1,200.3	(13.3)	1,187.0	1,288.7	(7.9)%	(6.9)%	1.0%
Home & Family	1,117.2	(3.0)	1,114.2	979.9	13.7%	14.0%	0.3%

Total Company	$6,470.6	$(51.2)	$6,419.4	$6,407.3	0.2%	1.0%	0.8%

By Geography

United States	$4,447.2	$—	$4,447.2	$4,624.3	(3.8)%	(3.8)%	0.0%
Canada	413.4	(6.1)	407.3	425.7	(4.3)%	(2.9)%	1.4%

North America	4,860.6	(6.1)	4,854.5	5,050.0	(3.9)%	(3.8)%	0.1%

Europe	996.0	(35.2)	960.8	879.5	9.2%	13.2%	4.0%
Central & South America	275.4	(5.2)	270.2	250.2	8.0%	10.1%	2.1%
All Other	338.6	(4.7)	333.9	227.6	46.7%	48.8%	2.1%

Total Company	$6,470.6	$(51.2)	$6,419.4	$6,407.3	0.2%	1.0%	0.8%

Q4 2008 Earnings Call Presentation January 29, 2009

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER MATE LEVOLOR PARKER DYMO Amerock

Statements in this presentation that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation, particularly with respect to commodities such as oil and resin, debt ratings, and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as "anticipate," "expect,"
"project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short term debt on terms acceptable to us, particularly given the recent turmoil and uncertainty in the global credit markets; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations and those factors listed in the company's most recent quarterly report on Form 10-Q, and Exhibit 99.1, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this presentation is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments.
Forward-Looking Statement

»
Significant and Rapid Deterioration in the Global Economy Pressured
Sales and Profitability Relative to October Guidance
»
“Normalized” EPS of $0.11 Slightly Above Revised Guidance ($0.06 to
$0.10) Communicated on December 17, 2008
»
Operating Cash Flow of $212 Million Helped Deliver $455 Million for the
Year, Above Guidance and Driven by Working Capital Improvements
Q4 2008 Summary

»
Net sales decline of 11.6%
– Acquisitions +3.8%
– Foreign currency translation -4.0%
– Product line exits -3.0%
– All other -8.4%
Softness experienced across substantially all businesses and geographies; Office Products and
Tools & Hardware segments were the most impacted
»
Gross margin declined 510 basis points to 30.0%
Favorable pricing was more than offset by weaker sales, lower manufacturing volumes, unfavorable mix and cost inflation
»
Reduction of $16 million in SG&A
Increase from TC and Aprica acquisitions was more than offset by the impact of currency and tight SG&A management
»
“Normalized” EPS of $0.11 is slightly ahead of revised guidance communicated in mid-December
($0.06 to $0.10)
»
Operating cash flow of $212 million driven by improvements in working capital, particularly in receivables and inventory, which more than offset the decline in operating profit
Q4 2008 Financial Summary

Newell Rubbermaid
Brands That Matter

Sharpie. IRWIN. Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER MATE LEVOLOR PARKER DYMO Amerock

FY 2009 Guidance
Guidance
[ 1 ]
Net Sales Growth
-10 to -15%
Acquisition Benefit +1%
Product Line Exit Impact -4 to -6%
Currency Translation Impact -2 to -4%
"Normalized" EPS [ 2 ]
$1.00 to $1.25
Cash Flow from Operations > $400 million
Capital Expenditures $150 million
[ 1 ]  Reflects guidance communicated in Q4 2008 Earnings Release and Earnings Call
[ 2 ]  See reconciliation on page 11

Q1 2009 Guidance
Guidance
[ 1 ]
Net Sales Growth
- Low to Mid Teens %
Acquisition Benefit +4%
Product Line Exit Impact -4 to -6%
Currency Translation Impact -3 to -5%
"Normalized" EPS [ 2 ]
$0.07 to $0.12
[ 1 ]  Reflects guidance communicated in Q4 2008 Earnings Release and Earnings Call
[ 2 ]  See reconciliation on page 11

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER MATE LEVOLOR PARKER DYMO Amerock

7 » Cash on hand [ 1 ] $275M » Unused Revolver Capacity $690M [ 1 ] Represents cash and cash equivalents as of December 31, 2008. Cash & Borrowing Capacity

Appendix

Reconciliation: Q4 2008 and Q4 2007 “Normalized” EPS
Q4 2008 Q4 2007
Diluted earnings per share from
continuing operations (as reported):
($0.93) $0.36
Project Acceleration restructuring costs [ 1 ] $0.06 $0.11
Diluted earnings per share from
continuing operations (excluding charges):
($0.87) $0.47
One-time items [ 2 ] $0.98 $0.00
"Normalized" EPS: $0.11 $0.47
[ 1 ]  Restructuring costs include impairment charges associated with Project Acceleration.
[ 2 ]  For 2008, "one-time items" included non-cash, goodwill impairment charges of $299.4M related to certain business units in the company's Office Products and Tools & Hardware segments and tax benefits of $26.4M.

Newell Rubbermaid
Brands That Matter

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO Amerock

Reconciliation: FY 2008 and FY 2007 “Normalized” EPS
FY 2008 FY 2007
Diluted earnings per share from
continuing operations (as reported):
($0.19) $1.72
Project Acceleration restructuring costs [ 1 ] $0.31 $0.25
Diluted earnings per share from
continuing operations (excluding charges):
$0.12 $1.97
One-time items [ 2 ] $1.10 ($0.15)
"Normalized" EPS: $1.22 $1.82
[ 1 ]  Restructuring costs include impairment charges associated with Project Acceleration.
[ 2 ]  For 2008, "one-time items" included those items referenced for Q4 2008, as well as the net of tax impact of the company's $52M purchase of a call option with respect to Reset notes, and a tax benefit of $3.5M.  For 2007, "one-time items" consisted of tax benefits of $41.3M.

Reconciliation: Q1 2009 and FY 2009 Guidance for
“Normalized” EPS
Q1 2009 FY 2009
Diluted earnings per share from
continuing operations:
$(0.05) to $0.00 $0.64 to $0.89
Project Acceleration restructuring costs [ 1 ] $0.10 to $0.14 $0.28 to $0.43
Diluted earnings per share from
continuing operations (excluding charges):
$0.07 to $0.12 $1.00 to $1.25
One-time items $0.00 $0.00
"Normalized" EPS: $0.07 to $0.12 $1.00 to $1.25
[ 1 ]  Restructuring costs include impairment charges associated with Project Acceleration.